UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2025

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2025, Sunnova Energy Corporation, a wholly owned subsidiary of Sunnova Energy International Inc. (the “Company”), as the sponsor (“SEC”), Sunnova ABS Management, LLC, a wholly owned subsidiary of the Company, as servicer and manager (“ABS Management”), and the U.S. Department of Energy, as guarantor (the “DOE”), entered into that certain Amendment No. 1 to Loan Guarantee Agreement (the “Amendment”). The Amendment amended that certain Loan Guarantee Agreement, dated as of September 27, 2023 (as amended, the “Loan Guarantee Agreement”), by and among SEC, ABS Management and the DOE to, among other things, reduce the maximum aggregate amount of partial guarantees from $3.00 billion to $371.61 million, which equates to the total partial guarantees previously issued for the Company's related securitizations. The Company has not requested a partial guarantee pursuant to the Loan Guarantee Agreement since 2024 due to a shift in customer demand from solar loans to leases and power purchase agreements. A copy of the Loan Guarantee Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 28, 2023.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Bonus Award

On May 23, 2025, the board of directors of the Company approved the grant of a special bonus award (the “Award”) for Mr. Paul Mathews, President and Chief Executive Officer, in the amount of $313,721.

The Award is contingent upon Mr. Mathews’ continuous employment with the Company and maintaining good standing through December 31, 2025. Should Mr. Mathews resign or be terminated for cause prior to that date, the Company will be entitled to deduct the amount of the Award from any amounts it owes to Mr. Mathews. Additionally, Mr. Mathews will be required to repay any remaining amount of the Award paid within ten (10) calendar days from the date of separation if Mr. Mathews owes more to the Company than the Company owes to Mr. Mathews in his final salary payment from the Company.

The terms and conditions of the Award are memorialized in the form of Special Bonus Award attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 13, 2025. The Award will be paid on May 30, 2025.

Severance Agreement

On May 28, 2025, Ms. Robyn Liska, Interim Chief Financial Officer of the Company, entered into an Executive Severance Agreement (the “Severance Agreement”), effective as of May 28, 2025, in accordance with and subject to the terms thereof. The terms and conditions of the Severance Agreement are substantially similar to those described in the Form of Executive Severance Agreement incorporated by reference as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, except that the Severance Agreement does not contain a non-compete provision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1*	Amendment No. 1 to Loan Guarantee Agreement, dated as of May 22, 2025, by and among Sunnova Energy Corporation, Sunnova ABS Management, LLC, and the U.S. Department of Energy.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
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*    Certain portions of this exhibit that constitute confidential information have been redacted in accordance with Item 601(b)(10) of Regulation S-K. We agree to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: May 29, 2025	By:	/s/ David Searle
Name: David Searle
Title: Executive Vice President, General Counsel, and Chief Compliance Officer